n e w s r e l e a s e

Exhibit 99.2

Humana Inc. 500 West Main Street P.O. Box 1438 Louisville, KY 40202 http://www.humana.com
FOR MORE INFORMATION CONTACT:

Lisa Stoner Humana Investor Relations (502) 580-2652 e-mail: LStamper@humana.com
Mark Taylor
Humana Corporate Communications
(317) 753-0345
e-mail: MTaylor108@humana.com

Humana Reports Second Quarter 2025 Financial Results;
Raises Full Year 2025 Adjusted EPS and Revenue Guidance

•Reports 2Q25 earnings per share (EPS) of $4.51 on a GAAP basis, Adjusted EPS of $6.27; reports YTD EPS of $14.81 on a GAAP basis, $17.85 on an Adjusted basis
•2Q25 Insurance segment benefit ratio of 89.9 percent, in line with the company's previously disclosed expectation of 'approximately 90 percent'
•Updates FY 2025 GAAP EPS guidance to 'approximately $13.77' from the previous estimate of 'approximately $14.68'; raises Adjusted FY 2025 EPS guidance to 'approximately $17.00', up from the previous 'approximately $16.25' guidance
•Raises FY 2025 consolidated revenues guidance to 'at least $128 billion' compared to the previous guidance range of $126 billion to $128 billion
•Affirms FY 2025 Insurance segment benefit ratio guidance range of 90.1 percent to 90.5 percent
•Revises FY 2025 individual Medicare Advantage membership guidance to now anticipate a decline of 'up to 500,000 members' from previous guidance of a decline of 'approximately 550,000'
◦Expected membership decline inclusive of the impact of exiting certain unprofitable plans and counties
◦Remains confident in 2025 pricing strategy as the company prioritizes benefit structure that is expected to drive sustainable, long-term value creation
•Continues to strategically expand the company's footprint in CenterWell and Medicaid
◦CenterWell Pharmacy recently won access to 17 new limited distribution drugs and won the MMIT Patient Choice award for the 7th time in 8 years of the program's history
◦CenterWell Primary Care now anticipates FY 2025 net patient growth of 50,000 to 70,000, ahead of the previously expected range of 30,000 to 50,000, reflecting 15 percent growth at the midpoint
◦Launched Virginia Medicaid contract in July, unlocking a new dual special needs plan (D-SNP) market growth opportunity
•Publishes prepared management remarks to Investor Relations page of www.humana.com ahead of this morning's 8:00 a.m. ET question and answer session to discuss its financial results for the quarter and expectations for future earnings

LOUISVILLE, KY (July 30, 2025) – Humana Inc. (NYSE: HUM) today reported consolidated pretax results and diluted earnings per share (EPS) for the quarter ended June 30, 2025 (2Q25) versus the quarter ended June 30, 2024 (2Q24) and for the six months ended June 30, 2025 (YTD 2025) versus the six months ended June 30, 2024 (YTD 2024) as noted in the tables below.

Consolidated income before income taxes and equity in net losses	2Q25 (a)	2Q24 (a)	YTD 2025 (a)	YTD 2024 (a)
Generally Accepted Accounting Principles (GAAP)	$741	$918	$2,432	$1,932
Amortization associated with identifiable intangibles	15	15	30	31
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	200	68	363	199
Value creation initiatives	29	68	53	97
Impairment charges	32	—	32	—
Impact of exit of employer group commercial medical products business	—	59	—	60
Adjusted (non-GAAP)	$1,017	$1,128	$2,910	$2,319

Diluted earnings per share (EPS)	2Q25 (a)	2Q24 (a)	YTD 2025 (a)	YTD 2024 (a)
GAAP	$4.51	$5.62	$14.81	$11.74
Amortization associated with identifiable intangibles	0.12	0.13	0.24	0.25
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	1.66	0.57	3.01	1.65
Value creation initiatives	0.24	0.56	0.44	0.80
Impairment charges	0.27	—	0.26	—
Impact of exit of employer group commercial medical products business	—	0.49	—	0.50
Cumulative net tax impact of non-GAAP adjustments	(0.53)	(0.41)	(0.91)	(0.75)
Adjusted (non-GAAP)	$6.27	$6.96	$17.85	$14.19

Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as additional reconciliations.
Please refer to the tables above, as well as the consolidated and segment highlight sections that follow for additional discussion of the factors impacting the year-over-year quarterly and YTD comparisons.
“We feel good about our solid performance in the first half of the year,” said Humana President and CEO Jim Rechtin. “It reinforces our strategy to continue investing in improved outcomes, operational excellence and a better experience for our customers and investors.”

FY 2025 Earnings Guidance
Humana revises its GAAP EPS guidance for the year ending December 31, 2025 (FY 2025) to 'approximately $13.77' from 'approximately $14.68', while also increasing its Adjusted EPS guidance to 'approximately $17.00' from the previous guidance of 'approximately $16.25'. Additional FY 2025 guidance points are included on page 13 of this earnings release.

Diluted earnings per share	FY 2025 Guidance	FY 2024 (a)
GAAP	approximately $13.77	$9.98
Amortization associated with identifiable intangibles	0.49	0.50
Put/call valuation adjustments associated with the company's non-consolidating minority interest investments (b)	3.01	2.45
Value creation initiatives (b)	0.44	2.33
Impairment charges (b)	0.26	1.65
Impact of exit of employer group commercial medical products business	—	1.19
Cumulative net tax impact	(0.97)	(1.89)
Adjusted (non-GAAP) – FY 2025 projected (b); FY 2024 reported	approximately $17.00	$16.21
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as additional reconciliations.

Humana Consolidated Highlights

Humana Inc. Summary of Results ($ in millions, except per share amounts)	2Q25 (a)	2Q24 (a)	YTD 2025 (a)	YTD 2024 (a)
Revenues	$32,388	$29,540	$64,500	$59,151
Revenues - Adjusted (non-GAAP)	$32,388	$29,380	$64,500	$58,711
Pretax results	$741	$918	$2,432	$1,932
Pretax results - Adjusted (non-GAAP)	$1,017	$1,128	$2,910	$2,319
EPS	$4.51	$5.62	$14.81	$11.74
EPS - Adjusted (non-GAAP)	$6.27	$6.96	$17.85	$14.19
Benefit ratio	89.7%	89.0%	88.4%	88.9%
Benefit ratio - Adjusted (non-GAAP)	89.7%	88.9%	88.4%	88.9%
Operating cost ratio	11.0%	10.8%	10.8%	10.6%
Operating cost ratio - Adjusted (non-GAAP)	10.9%	10.5%	10.7%	10.4%
Operating cash flows			$1,602	$1,636
Parent company cash and short term investments			$1,334	$1,256
Debt-to-total capitalization			40.7%	43.6%
Days in claims payable (DCP)	36.5	41.6
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.
Consolidated Revenues
The favorable year-over-year quarterly and YTD GAAP consolidated revenues comparisons were primarily driven by the following factors:

•higher per member Medicare and state-based contracts premiums, with the Medicare increase largely driven by an increased direct subsidy due to the Inflation Reduction Act (IRA), and
•membership growth in the company's state-based contracts and stand-alone PDP businesses.
These factors were partially offset by the membership decline within the individual Medicare Advantage business, inclusive of the company's decision to exit certain unprofitable plans and counties.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated revenues for the respective periods.
Consolidated Benefit Ratio
The year-over-year increase in the quarterly GAAP consolidated benefit ratio primarily reflected the following:
•a shift in line of business mix resulting from growth in the state-based contracts and stand-alone PDP businesses, which carry a higher benefit ratio, combined with a reduction in individual Medicare Advantage membership, and
•incremental investments to improve member and patient outcomes and support operational excellence.
These factors were partially offset by the following:
•individual Medicare Advantage pricing inclusive of plan exits and benefit design changes, which more than offset claims trend and the funding environment, and
•the change in Medicare Part D seasonality due to the IRA.
The year-over-year decline of the YTD 2025 GAAP consolidated benefit ratio from the YTD 2024 ratio was primarily driven by the net favorable impact of the factors impacting the quarterly comparison as described above. The year-over-year YTD comparison was further affected by the favorable workday impact in YTD 2025, partially offset by lower favorable prior period medical claims reserve development (prior period development) in YTD 2025.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated benefit ratios for the respective periods.
Prior Period Medical Claims Reserve Development (Prior Period Development)

Consolidated Favorable Prior Period Development $ in millions Basis points (bps)	First Quarter	Second Quarter	YTD
Prior Period Development from prior years recognized in 2025	$477	$161	$638
Decrease to GAAP benefit ratio	(160 bps)	(50 bps)	(100 bps)
Prior Period Development from prior years recognized in 2024	$535	$134	$669
Decrease to GAAP benefit ratio	(190 bps)	(50 bps)	(120 bps)
Consolidated Operating Cost Ratio
The year-over-year increases in the quarterly and YTD GAAP consolidated operating cost ratios from the respective 2024 periods primarily resulted from business mix changes, including within the CenterWell segment which runs a significantly higher operating cost ratio than the Insurance segment, combined with the operating leverage impact of the loss of individual Medicare Advantage membership.
This was partially offset by the following items:

•administrative cost efficiencies resulting from the company's value creation initiatives, net of charges related to the company's ongoing initiatives, and
•operating leverage associated with increased revenues from the impact of the IRA as described above.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated operating cost ratios for the respective periods.
Balance sheet
•Days in claims payable (DCP) of 36.5 days at June 30, 2025 represented a decrease of 2.3 days from 38.8 days at March 31, 2025 and a decrease of 5.1 days from 41.6 days at June 30, 2024.
These decreases were primarily driven by an increased proportion of Medicare prescription drug benefit expense as a result of structural changes associated with the IRA. Pharmacy claims are processed more quickly than medical claims leading to a lower DCP.
The quarterly and year-over-year comparisons were further impacted by lower reserve requirements in provider-capitation accruals, including the impact of payments to providers during 2Q25 and year over year in accordance with the respective risk-sharing arrangements.
•Humana's debt-to-total capitalization at June 30, 2025 decreased 210 basis points to 40.7 percent from 42.8 percent at March 31, 2025 primarily driven by the repayment of senior notes and the impact of 2Q25 earnings.
Operating cash flows
YTD 2025 GAAP operating cash flows remained relatively unchanged from YTD 2024 primarily reflecting the unfavorable impact of working capital items, partially offset by higher earnings in YTD 2025.
Share repurchases

YTD 2025
Total number of shares repurchased	425,600
Average price paid per share	$233.73
Remaining repurchase authorization as of July 29, 2025	$2.83 billion
Humana’s Insurance Segment
This segment is comprised of insurance products serving Medicare and state-based contract beneficiaries, as well as individuals and employers. The segment also includes the company's Pharmacy Benefit Manager, or PBM, business.

Insurance Segment Results ($ in millions)	2Q25 (a)	2Q24 (a)	YTD 2025 (a)	YTD 2024 (a)
Revenues	$31,094	$28,525	$62,031	$57,224
Revenues - Adjusted (non-GAAP)	$31,094	$28,365	$62,031	$56,784
Benefit ratio	89.9%	89.5%	88.7%	89.4%
Benefit ratio - Adjusted (non-GAAP)	89.9%	89.4%	88.7%	89.4%
Operating cost ratio	8.3%	8.4%	8.3%	8.4%
Operating cost ratio - Adjusted (non-GAAP)	8.3%	8.4%	8.3%	8.3%
Income from operations	$766	$763	$2,340	$1,661
Income from operations - Adjusted (non-GAAP)	$770	$826	$2,349	$1,730

Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as recalculations.

Insurance Segment Revenues
The year-over-year increases in the quarterly and YTD GAAP segment revenues from the respective 2024 periods primarily reflected the following items:
•higher per member Medicare and state-based contracts premiums, with the Medicare increase largely driven by an increased direct subsidy due to the IRA, and
•membership growth in the company's state-based contracts and stand-alone PDP businesses.
These factors were partially offset by the membership decline within the individual Medicare Advantage business, inclusive of the company's decision to exit certain unprofitable plans and counties.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) Insurance segment revenues for the respective periods.
Insurance Segment Benefit Ratio
The year-over-year increase in the quarterly GAAP segment benefit ratio primarily reflected the following:
•a shift in line of business mix resulting from growth in the state-based contracts and stand-alone PDP businesses, which carry a higher benefit ratio, combined with a reduction in individual Medicare Advantage membership, and
•incremental investments to improve member and patient outcomes and support operational excellence.
These factors were partially offset by the following:
•individual Medicare Advantage pricing inclusive of plan exits and benefit design changes, which more than offset claims trend and the funding environment, and
•the change in Medicare Part D seasonality due to the IRA.
The year-over-year decline of the YTD 2025 GAAP segment benefit ratio from the YTD 2024 ratio resulted from the net favorable impact of the factors impacting the quarterly comparison as described above. The year-over-year YTD comparison was further affected by the favorable workday impact in YTD 2025, partially offset by lower favorable prior period development in YTD 2025.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) Insurance segment benefit ratios for the respective periods.

Insurance Segment Operating Cost Ratio
The slight year-over-year decreases in the quarterly and YTD GAAP segment operating cost ratios from the respective 2024 periods primarily related to the following:
•administrative cost efficiencies resulting from the company's value creation initiatives, and
•operating leverage associated with increased revenues from the impact of the IRA as described above.
These factors were partially offset by the operating leverage impact of the loss of individual Medicare Advantage membership.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) Insurance segment operating cost ratios for the respective periods.
Humana’s CenterWell Segment
This segment includes pharmacy (excluding the PBM operations), primary care, and home solutions. Services offered by this segment are designed to enhance the overall healthcare experience. These services may lead to lower utilization associated with improved member health and/or lower drug costs.

CenterWell Segment Results ($ in millions)	2Q25	2Q24	YTD 2025	YTD 2024
Revenues	$5,537	$4,947	$10,632	$9,765
Operating cost ratio	92.7%	92.0%	92.0%	92.5%
Income from operations	$344	$338	$736	$620
Income from operations - Adjusted (non-GAAP) (c)	$404	$394	$855	$729
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.
CenterWell Segment Revenues
The favorable year-over-year quarterly and YTD CenterWell GAAP segment revenues comparisons were primarily driven by higher revenues associated with growth in the company's pharmacy and primary care businesses, partially offset by the impact of the v28 risk model revision.
CenterWell Segment Operating Cost Ratio
The year-over-year increase in the segment's GAAP quarterly operating cost ratio primarily resulted from the continued phase-in of the v28 risk model revision within the company's primary care business, partially offset by the following:
•more favorable operating trends in the primary care business as a result of stabilizing medical cost trends and maturation of the company's v28 mitigation activities, and
•administrative cost efficiencies resulting from the company's value creation initiatives.
The year-over-year decline of the YTD 2025 GAAP segment operating cost ratio from the YTD 2024 ratio resulted from the net favorable impact of the factors impacting the quarterly comparison as described above.
See additional operational metrics for the CenterWell segment on pages S-13 through S-15 of the statistical supplement included in this earnings release.

Conference Call

Humana will host a live question-and-answer session for analysts at 8:00 a.m. Eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings. In advance of the question-and-answer session, Humana will post prepared management remarks to the Quarterly Results section of its Investor Relations page (https://humana.gcs-web.com/financial-information/quarterly-results).

A webcast of the 2Q25 earnings call may be accessed via Humana’s Investor Relations page at https://humana.gcs-web.com/.

If you anticipate asking a question during the question-and-answer session, please register in advance at this link - https://register-conf.media-server.com/register/BIb5c00e1d1dc14cd7ad2b375d4f1cde21.

Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique registrant ID.

The company suggests participants listening via the web or the conference call sign in or dial in at least 15 minutes in advance of the call. For those unable to participate in the live event, the virtual presentation archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page at https://humana.gcs-web.com/, approximately two hours following the live webcast.
Footnotes
The company has included financial measures throughout this earnings release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the corresponding GAAP measures, provide a comprehensive perspective to more accurately compare and analyze the company’s core operating performance over time. Consequently, management uses these non-GAAP (Adjusted) financial measures as consistent and uniform indicators of the company’s core business operations from period to period, as well as for planning and decision-making purposes and in determination of incentive compensation. Non-GAAP (Adjusted) financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. All financial measures in this earnings release are in accordance with GAAP unless otherwise indicated. Please refer to the footnotes for a detailed description of each item adjusted out of GAAP financial measures to arrive at non-GAAP (Adjusted) financial measures.
(a) For the periods covered in this earnings release, the following items are excluded from the non-GAAP financial measures described above, as applicable. Note each of the adjustments described below also impacted FY 2024 Adjusted EPS as shown on page 3.

•Amortization associated with identifiable intangibles - Since amortization varies based on the size and timing of acquisition activity, management believes this exclusion provides a more consistent and uniform indicator of performance from period to period. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results, EPS, and Insurance and CenterWell segments' income from operations. The table below discloses respective period amortization expense for each segment:

Amortization (in millions)	2Q25	2Q24	YTD 2025	YTD 2024
Insurance segment	$4	$4	$9	$9
CenterWell segment	$11	$11	$21	$22

•Put/call valuation adjustments associated with the company’s non-consolidating minority interest investments - These amounts are the result of fair value measurements associated with the company's primary care strategic partnership and are unrelated to the company's core business operations. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results and EPS.
•Value creation initiatives - These charges relate to the company's ongoing initiative to drive additional value for the enterprise through cost saving, productivity initiatives, and value creation from previous investments, and primarily consist of asset impairment, severance charges, and external consulting spend specific to these initiatives. These charges were recorded at the corporate level and not allocated to the segments. For all periods shown within this earnings release, GAAP measures affected in this release include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Impairment charges - The company recognized non-cash impairment charges related to certain indefinite-lived intangible assets based on the company's estimate of future financial performance in certain state markets. These charges were recorded at the corporate level and not allocated to the segments. For 2Q25 and YTD 2025, GAAP measures affected in this release include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Impact of exit of employer group commercial medical products business - These amounts relate to activity from the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023. For 2Q24 and YTD 2024, GAAP measures affected in this earnings release include consolidated pretax results, EPS, consolidated revenues, consolidated benefit ratio, consolidated operating cost ratio, Insurance segment revenues, Insurance segment benefit ratio, Insurance segment operating cost ratio, and Insurance segment income from operations.
•Cumulative net tax impact - This adjustment represents the cumulative net impact of the corresponding tax benefit or expense related to the aforementioned items excluded from the applicable GAAP measures. For all periods presented in this earnings release, EPS is the sole GAAP measure affected.

In addition to the reconciliations shown on page 2 of this release, the following are reconciliations of GAAP to Adjusted (non-GAAP) measures described above and disclosed within this earnings release:

Revenues

CONSOLIDATED Revenues (in millions)	2Q25	2Q24	YTD 2025	YTD 2024
GAAP	$32,388	$29,540	$64,500	$59,151
Impact of exit of employer group commercial medical products business	—	(160)	—	(440)
Adjusted (non-GAAP)	$32,388	$29,380	$64,500	$58,711

INSURANCE SEGMENT Revenues (in millions)	2Q25	2Q24	YTD 2025	YTD 2024
GAAP	$31,094	$28,525	$62,031	$57,224
Impact of exit of employer group commercial medical products business	—	(160)	—	(440)
Adjusted (non-GAAP)	$31,094	$28,365	$62,031	$56,784

Benefit Ratio

CONSOLIDATED Benefit ratio	2Q25	2Q24	YTD 2025	YTD 2024
GAAP	89.7%	89.0%	88.4%	88.9%
Impact of exit of employer group commercial medical products business	—%	(0.1)%	—%	—%
Adjusted (non-GAAP)	89.7%	88.9%	88.4%	88.9%

INSURANCE SEGMENT Benefit ratio	2Q25	2Q24	YTD 2025	YTD 2024
GAAP	89.9%	89.5%	88.7%	89.4%
Impact of exit of employer group commercial medical products business	—%	(0.1)%	—%	—%
Adjusted (non-GAAP)	89.9%	89.4%	88.7%	89.4%

Operating Cost Ratio

CONSOLIDATED Operating cost ratio	2Q25	2Q24	YTD 2025	YTD 2024
GAAP	11.0%	10.8%	10.8%	10.6%
Impact of exit of employer group commercial medical products business	—%	(0.1)%	—%	(0.1)%
Value creation initiatives	—%	(0.2)%	(0.1)%	(0.1)%
Impairment charges	(0.1)%	—%	—%	—%
Adjusted (non-GAAP)	10.9%	10.5%	10.7%	10.4%

INSURANCE SEGMENT Operating cost ratio	2Q25	2Q24	YTD 2025	YTD 2024
GAAP	8.3%	8.4%	8.3%	8.4%
Impact of exit of employer group commercial medical products business	—%	—%	—%	(0.1)%
Adjusted (non-GAAP)	8.3%	8.4%	8.3%	8.3%

Insurance Segment - Income from Operations

INSURANCE SEGMENT Income from operations (in millions)	2Q25	2Q24	YTD 2025	YTD 2024
GAAP	$766	$763	$2,340	$1,661
Amortization associated with identifiable intangibles	4	4	9	9
Impact of exit of employer group commercial medical products business	—	59	—	60
Adjusted (non-GAAP)	$770	$826	$2,349	$1,730

(b) FY 2025 GAAP EPS guidance and FY 2025 Adjusted (non-GAAP) EPS guidance exclude the impact of future value changes to items that are not yet probable or cannot be reasonably estimated at this time.

(c) The CenterWell segment Adjusted income from operations includes an adjustment to add back depreciation and amortization expense to the segment's GAAP income from operations since such an adjustment is commonly utilized for valuation purposes within the healthcare delivery industry.

CENTERWELL SEGMENT Income from operations (in millions)	2Q25	2Q24	YTD 2025	YTD 2024
GAAP	$344	$338	$736	$620
Depreciation and amortization expense	60	56	119	109
Adjusted (non-GAAP)	$404	$394	$855	$729
Cautionary Statement
This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “assumes,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:
•If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends. Accordingly, Humana's reserves may be insufficient.
•If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, which are of particular importance given the concentration of the company's revenues in these products, state-based contract strategy, the growth of its CenterWell business, and its integrated care delivery model, the company’s business may be materially adversely affected.
•The number of Humana’s Medicare Advantage plans rated 4-star or higher will significantly decline in 2025. Humana has filed a lawsuit seeking to set aside and vacate the 2025 Star Ratings of its Medicare Advantage plans, but there is no assurance that the company will prevail in this lawsuit. If the company is not successful, the decline in Star Ratings will negatively impact its 2026 quality bonus payments from CMS and may also significantly adversely affect the company’s revenues, operating results, and cash flows. In addition, there can be no assurances the company will be successful in maintaining or improving its Star Ratings in future years.
•If Humana, or the third-party service providers on which it relies, fails to properly maintain the integrity of its data, to strategically maintain existing or implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, contain such attacks when they occur, or prevent other privacy or data security incidents that result in security breaches that disrupt the company's operations or in the unintentional dissemination of sensitive personal information or proprietary or confidential information, the company’s business may be materially adversely affected.
•Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.
•As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts; governmental audits and investigations; potential inadequacy of government determined payment rates; potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business; or other changes in the governmental programs in which Humana participates. Changes to the risk-adjustment model utilized by CMS to adjust premiums paid to Medicare Advantage plans or retrospective recovery by CMS of previously paid premiums as a result of the final rule related to the risk adjustment data validation audit methodology published by CMS on January 30, 2023 (Final RADV Rule), which Humana believes fails to address adequately the statutory requirement of actuarial equivalence and violates the Administrative Procedure Act due to its failure to include a "Fee for Service

Adjuster" could have a material adverse effect on the company's operating results, financial position and cash flows.
•Humana's business activities are subject to substantial government regulation. New laws or regulations, or legislative, judicial, or regulatory changes in existing laws or regulations or their manner of application could increase the company's cost of doing business and have a material adverse effect on Humana’s results of operations (including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments); the company’s financial position (including the company’s ability to maintain the value of its goodwill); and the company’s cash flows.
•Humana’s failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on the company’s results of operations, financial position, and cash flows.
•If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
•Humana faces significant competition in attracting and retaining talented employees. Further, managing succession for, and retention of, key executives is critical to the Company’s success, and its failure to do so could adversely affect the Company’s businesses, operating results and/or future performance.
•Humana’s pharmacy business is highly competitive and subjects it to regulations and supply chain risks in addition to those the company faces with its core health benefits businesses.
•Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
•Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.
•Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
•Volatility or disruption in the securities and credit markets may significantly and adversely affect the value of our investment portfolio and the investment income that we derive from this portfolio.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.
Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:
•Form 10-K for the year ended December 31, 2024;
•Form 10-Q for the quarter ended March 31, 2025; and
•Form 8-Ks filed during 2025.
About Humana
Humana Inc. is committed to putting health first – for our teammates, our customers, and our company. Through our Humana insurance services, and our CenterWell health care services, we make it easier for the millions of people we serve to achieve their best health – delivering the care and service they need, when they need it. These efforts are leading to a better quality of life for people with Medicare, Medicaid, families, individuals, military service personnel, and communities at large. Learn more about what we offer at Humana.com and at CenterWell.com.

Humana Inc. Full Year 2025 Projections - As of July 30, 2025

Diluted earnings per common share (EPS)
	As of 2Q25 Earnings	As of 1Q25 Earnings
	GAAP: approximately $13.77	GAAP: approximately $14.68
	Non-GAAP: approximately $17.00	Non-GAAP: approximately $16.25

Total Revenues
Consolidated	GAAP: at least $128 billion	GAAP: $126 billion to $128 billion	Consolidated and segment level revenue projections include expected investment income. Segment level revenues include amounts that eliminate in consolidation.
Insurance segment	GAAP: at least $123 billion	GAAP: $121 billion to $123 billion
CenterWell segment	GAAP: at least $21.5 billion	GAAP: $20.5 billion to $21.5 billion

Change in year-end medical membership from prior year-end
Individual Medicare Advantage	Decline of 'up to 500,000'	Decline of approximately 550,000
Group Medicare Advantage	no change	Relatively flat
Medicare stand-alone PDP	no change	Growth of approximately 200,000
State-based contracts	no change	Growth within 175,000 to 250,000 range	State-based contracts guidance includes membership in Florida, Illinois, Indiana, Kentucky, Louisiana, Ohio, Oklahoma, South Carolina, Virginia, and Wisconsin.

Benefit Ratio Insurance segment	no change	GAAP: 90.1% to 90.5%	Ratio calculation: benefits expense as a percent of premiums revenues.

Operating Cost Ratio Consolidated	no change	GAAP: 11.3% to 11.7%	Ratio calculation: operating costs excluding depreciation and amortization as a percent of revenues excluding investment income.

Segment Results
Insurance segment income from operations	GAAP: $1.6 billion to $2.0 billion	GAAP: $1.5 billion to $2.0 billion	CenterWell segment Non-GAAP income from operations excludes the projected impact of segment depreciation and amortization.
CenterWell segment income from operations	GAAP: $1.1 billion to $1.5 billion Non-GAAP: $1.3 billion to $1.7 billion	GAAP: $1.0 billion to $1.5 billion Non-GAAP: $1.2 billion to $1.7 billion

Effective Tax Rate	no change	GAAP: approximately 25.0%
Weighted Avg. Share Count for Diluted EPS	approximately 121 million	approximately 121.5 million
Cash flows from operations	no change	GAAP: $2.4 billion to $2.9 billion
Capital expenditures	no change	approximately $650 million

Humana Inc.
Statistical Schedules
and
Supplementary Information
2Q25 Earnings Release

Humana Inc. Statistical Schedules and Supplementary Information 2Q25 Earnings Release

(S-3)	Summary of Results - Consolidated and Segments - Quarter & YTD
(S-4)	Consolidated Statements of Income - Quarter & YTD
(S-5)	Consolidated Balance Sheets
(S-6)	Consolidated Statements of Cash Flows - YTD
(S-7) - (S-8)	Consolidating Statements of Income - Quarter
(S-9) - (S-10)	Consolidating Statements of Income - YTD
(S-11)	Membership Detail
(S-12)	Premiums and Services Revenue Detail
(S-13) - (S-15)	CenterWell Segment - Pharmacy Solutions, Primary Care, & Home Solutions
(S-16)	Footnotes

Humana Inc. Summary of Results ($ in millions, except per share amounts)	2Q25 (a)	2Q24 (a)	YTD 2025 (a)	YTD 2024 (a)
CONSOLIDATED
Revenues	$32,388	$29,540	$64,500	$59,151
Revenues - Adjusted (non-GAAP)	$32,388	$29,380	$64,500	$58,711
Pretax results	$741	$918	$2,432	$1,932
Pretax results - Adjusted (non-GAAP)	$1,017	$1,128	$2,910	$2,319
EPS	$4.51	$5.62	$14.81	$11.74
EPS - Adjusted (non-GAAP)	$6.27	$6.96	$17.85	$14.19
Benefit ratio	89.7%	89.0%	88.4%	88.9%
Benefit ratio - Adjusted (non-GAAP)	89.7%	88.9%	88.4%	88.9%
Operating cost ratio	11.0%	10.8%	10.8%	10.6%
Operating cost ratio - Adjusted (non-GAAP)	10.9%	10.5%	10.7%	10.4%
Operating cash flows			$1,602	$1,636
Parent company cash and short term investments			$1,334	$1,256
Debt-to-total capitalization			40.7%	43.6%
Days in claims payable (DCP)	36.5	41.6
INSURANCE SEGMENT
Revenues	$31,094	$28,525	$62,031	$57,224
Revenues - Adjusted (non-GAAP)	$31,094	$28,365	$62,031	$56,784
Benefit ratio	89.9%	89.5%	88.7%	89.4%
Benefit ratio - Adjusted (non-GAAP)	89.9%	89.4%	88.7%	89.4%
Operating cost ratio	8.3%	8.4%	8.3%	8.4%
Operating cost ratio - Adjusted (non-GAAP)	8.3%	8.4%	8.3%	8.3%
Income from operations	$766	$763	$2,340	$1,661
Income from operations - Adjusted (non-GAAP)	$770	$826	$2,349	$1,730
CENTERWELL SEGMENT
Revenues	$5,537	$4,947	$10,632	$9,765
Operating cost ratio	92.7%	92.0%	92.0%	92.5%
Income from operations	$344	$338	$736	$620
Income from operations - Adjusted (non-GAAP)	$404	$394	$855	$729
Refer to the "Footnotes" section included in the previous narrative portion of this release (beginning on page 8) for further explanation of disclosures for
Adjusted (non-GAAP) financial measures, as well as reconciliations.

Humana Inc.
Consolidated Statements of Income (Unaudited)
Dollars in millions, except per common share results

	For the three months ended June 30,		For the six months ended June 30,

	2025	2024	2025	2024
Revenues:
Premiums	$30,716	$28,142	$61,230	$56,403
Services	1,400	1,100	2,734	2,162
Investment income	272	298	536	586
Total revenues	32,388	29,540	64,500	59,151
Operating expenses:
Benefits	27,565	25,039	54,100	50,163
Operating costs	3,547	3,148	6,927	6,190
Depreciation and amortization	178	212	361	421
Total operating expenses	31,290	28,399	61,388	56,774
Income from operations	1,098	1,141	3,112	2,377
Interest expense	157	168	317	327
Other expense, net	200	55	363	118
Income before income taxes and equity in net losses	741	918	2,432	1,932
Provision from income taxes	179	223	585	474
Equity in net losses (A)	(19)	(17)	(62)	(41)
Net income	543	678	1,785	1,417
Net loss attributable to noncontrolling interests	2	1	4	3
Net income attributable to Humana	$545	$679	$1,789	$1,420
Basic earnings per common share	$4.52	$5.63	$14.83	$11.76
Diluted earnings per common share	$4.51	$5.62	$14.81	$11.74
Shares used in computing basic earnings per common share (000’s)	120,539	120,445	120,602	120,712
Shares used in computing diluted earnings per common share (000’s)	120,745	120,665	120,794	120,967

Humana Inc.
Consolidated Balance Sheets (Unaudited)
Dollars in millions, except share amounts

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$4,040	$2,221
Investment securities	17,668	18,214
Receivables, net	4,504	2,704
Other current assets	7,403	6,676
Total current assets	33,615	29,815
Property and equipment, net	2,356	2,532
Long-term investment securities	431	421
Equity method investments	636	697
Goodwill	9,633	9,631
Other long-term assets	3,686	3,383
Total assets	$50,357	$46,479
Liabilities and Stockholders’ Equity
Current liabilities:
Benefits payable	$11,060	$10,440
Trade accounts payable and accrued expenses	5,587	5,259
Book overdraft	298	403
Unearned revenues	274	260
Short-term debt	—	577
Total current liabilities	17,219	16,939
Long-term debt	12,586	11,144
Other long-term liabilities	2,257	1,951
Total liabilities	32,062	30,034
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1 par; 10,000,000 shares authorized, none issued	—	—
Common stock, $0.16 2/3 par; 300,000,000 shares authorized; 198,719,321 issued at June 30, 2025	33	33
Capital in excess of par value	3,557	3,463
Retained earnings	29,891	28,317
Accumulated other comprehensive loss	(783)	(1,067)
Treasury stock, at cost, 78,447,502 shares at June 30, 2025	(14,464)	(14,371)
Total stockholders’ equity	18,234	16,375
Noncontrolling interests	61	70
Total equity	18,295	16,445
Total liabilities and equity	$50,357	$46,479
Debt-to-total capitalization ratio	40.7%	41.9%

Humana Inc.
Consolidated Statements of Cash Flows (Unaudited) Dollars in millions

	For the six months ended June 30,
	2025	2024
Cash flows from operating activities
Net income	$1,785	$1,417
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on investment securities, net	(13)	—
Equity in net losses	62	41
Stock-based compensation	110	100
Depreciation	396	454
Amortization	30	31
Impairment of property and equipment	14	87
Impairment of indefinite-lived intangible assets	32	—
Changes in operating assets and liabilities, net of effect of businesses acquired and disposed:
Receivables	(1,800)	(2,055)
Other assets	(658)	592
Benefits payable	620	1,205
Other liabilities	1,010	(327)
Unearned revenues	14	47
Other, net	—	44
Net cash provided by operating activities	1,602	1,636
Cash flows from investing activities
Acquisitions, net of cash and cash equivalents acquired	(1)	(17)
Purchases of property and equipment, net	(209)	(291)
Changes in securities lending collateral receivable	(48)	(79)
Purchases of investment securities	(1,941)	(2,883)
Maturities of investment securities	1,617	1,355
Proceeds from sales of investment securities	1,243	499
Net cash provided by (used in) investing activities	661	(1,416)
Cash flows from financing activities
(Payments) receipts from contract deposits, net	(579)	285
Proceeds from issuance of senior notes, net	1,481	2,232
Repayments of senior notes	(771)	(34)
Repayments from issuance of commercial paper, net	(5)	(895)
Debt issue costs	(5)	(7)
Change in book overdraft	(105)	2
Common stock repurchases	(109)	(766)
Dividends paid	(214)	(216)
Change in securities lending payable	48	79
Change in rebate factor payable	(123)	—
Other, net	(62)	(93)
Net cash (used in) provided by financing activities	(444)	587
Increase in cash and cash equivalents	1,819	807
Cash and cash equivalents at beginning of period	2,221	4,694
Cash and cash equivalents at end of period	$4,040	$5,501

Humana Inc.
Consolidating Statements of Income—For the three months ended June 30, 2025 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$22,764	$—	$—	$22,764
Group Medicare Advantage	2,260	—	—	2,260
Medicare stand-alone PDP	1,721	—	—	1,721
Total Medicare	26,745	—	—	26,745
State-based contracts and other	3,460	—	—	3,460
Specialty benefits	246	—	—	246
Medicare Supplement	265	—	—	265
Total premiums	30,716	—	—	30,716
Services revenue:
Home solutions	—	360	—	360
Primary care	—	513	—	513
Pharmacy solutions	—	321	—	321
Military services and other	206	—	—	206
Total services revenue	206	1,194	—	1,400
Total revenues—external customers	30,922	1,194	—	32,116
Intersegment revenues	1	4,343	(4,344)	—
Investment income	171	—	101	272
Total revenues	31,094	5,537	(4,243)	32,388
Operating expenses:
Benefits	27,621	—	(56)	27,565
Operating costs	2,558	5,133	(4,144)	3,547
Depreciation and amortization	149	60	(31)	178
Total operating expenses	30,328	5,193	(4,231)	31,290
Income (loss) from operations	$766	$344	$(12)	$1,098
Benefit ratio	89.9%			89.7%
Operating cost ratio	8.3%	92.7%		11.0%

Humana Inc.
Consolidating Statements of Income—For the three months ended June 30, 2024 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$22,215	$—	$—	$22,215
Group Medicare Advantage	1,938	—	—	1,938
Medicare stand-alone PDP	867	—	—	867
Total Medicare	25,020	—	—	25,020
State-based contracts and other	2,524	—	—	2,524
Commercial fully-insured	152	—	—	152
Specialty benefits	240	—	—	240
Medicare Supplement	206	—	—	206
Total premiums	28,142	—	—	28,142
Services revenue:
Home solutions	—	335	—	335
Primary care	—	322	—	322
Pharmacy solutions	—	229	—	229
Military services and other	206	—	—	206
Commercial ASO	8	—	—	8
Total services revenue	214	886	—	1,100
Total revenues—external customers	28,356	886	—	29,242
Intersegment revenues	1	4,061	(4,062)	—
Investment income	168	—	130	298
Total revenues	28,525	4,947	(3,932)	29,540
Operating expenses:
Benefits	25,182	—	(143)	25,039
Operating costs	2,395	4,553	(3,800)	3,148
Depreciation and amortization	185	56	(29)	212
Total operating expenses	27,762	4,609	(3,972)	28,399
Income from operations	$763	$338	$40	$1,141
Benefit ratio	89.5%			89.0%
Operating cost ratio	8.4%	92.0%		10.8%

Humana Inc.
Consolidating Statements of Income—For the six months ended June 30, 2025 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$45,445	$—	$—	$45,445
Group Medicare Advantage	4,582	—	—	4,582
Medicare stand-alone PDP	3,169	—	—	3,169
Total Medicare	53,196	—	—	53,196
State-based contracts and other	7,028	—	—	7,028
Commercial fully-insured	—	—	—	—
Specialty benefits	490	—	—	490
Medicare Supplement	516	—	—	516
Total premiums	61,230	—	—	61,230
Services revenue:
Home solutions	—	695	—	695
Primary care	—	982	—	982
Pharmacy solutions	—	599	—	599
Military services and other	458	—	—	458
Total services revenue	458	2,276	—	2,734
Total revenues—external customers	61,688	2,276	—	63,964
Intersegment revenues	2	8,356	(8,358)	—
Investment income	341	—	195	536
Total revenues	62,031	10,632	(8,163)	64,500
Operating expenses:
Benefits	54,296	—	(196)	54,100
Operating costs	5,092	9,777	(7,942)	6,927
Depreciation and amortization	303	119	(61)	361
Total operating expenses	59,691	9,896	(8,199)	61,388
Income from operations	$2,340	$736	$36	$3,112
Benefit ratio	88.7%			88.4%
Operating cost ratio	8.3%	92.0%		10.8%

Humana Inc.
Consolidating Statements of Income—For the six months ended June 30, 2024 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$44,663	$—	$—	$44,663
Group Medicare Advantage	3,927	—	—	3,927
Medicare stand-alone PDP	1,688	—	—	1,688
Total Medicare	50,278	—	—	50,278
State-based contracts and other	4,835	—	—	4,835
Commercial fully-insured	408	—	—	408
Specialty benefits	479	—	—	479
Medicare Supplement	403	—	—	403
Total premiums	56,403	—	—	56,403
Services revenue:
Home solutions	—	670	—	670
Primary care	—	563	—	563
Pharmacy solutions	—	440	—	440
Military services and other	457	—	—	457
Commercial ASO	32	—	—	32
Total services revenue	489	1,673	—	2,162
Total revenues—external customers	56,892	1,673	—	58,565
Intersegment revenues	2	8,092	(8,094)	—
Investment income	330	—	256	586
Total revenues	57,224	9,765	(7,838)	59,151
Operating expenses:
Benefits	50,433	—	(270)	50,163
Operating costs	4,759	9,036	(7,605)	6,190
Depreciation and amortization	371	109	(59)	421
Total operating expenses	55,563	9,145	(7,934)	56,774
Income from operations	$1,661	$620	$96	$2,377
Benefit ratio	89.4%			88.9%
Operating cost ratio	8.4%	92.5%		10.6%

Humana Inc.
Membership Detail (Unaudited)
In thousands

Members may not be unique to each product since members have the ability to enroll in more than one product.
	June 30, 2025	Average 2Q25	June 30, 2024	December 31, 2024
Medical Membership:
Individual Medicare Advantage*	5,229.3	5,224.8	5,617.6	5,661.8
Group Medicare Advantage	570.0	570.6	544.9	545.7
Total Medicare Advantage	5,799.3	5,795.4	6,162.5	6,207.5
Medicare stand-alone PDP	2,427.1	2,426.6	2,341.2	2,288.2
Total Medicare	8,226.4	8,222.0	8,503.7	8,495.7
Medicare Supplement	444.1	436.0	339.2	377.3
State-based contracts and other	1,582.9	1,590.2	1,392.3	1,459.9
Military services	4,588.8	4,588.8	5,959.2	6,009.1
Total excluding employer group commercial medical	14,842.2	14,837.0	16,194.4	16,342.0
Fully-insured commercial medical	—	—	62.2	0.3
ASO commercial	—	—	47.0	4.8
Total employer group commercial medical	—	—	109.2	5.1
Total Medical Membership	14,842.2	14,837.0	16,303.6	16,347.1
Specialty Membership:
Dental—fully-insured (B)	2,096.5	2,095.4	2,091.3	2,054.5
Dental—ASO	309.7	310.8	291.9	301.3
Total Dental	2,406.2	2,406.2	2,383.2	2,355.8
Vision	1,909.7	1,908.5	1,858.0	1,843.6
Other supplemental benefits	384.2	379.6	360.8	362.6
Total Specialty Membership	4,700.1	4,694.3	4,602.0	4,562.0

	June 30, 2025	Member Mix June 30, 2025	June 30, 2024	Member Mix June 30, 2024
Individual Medicare Advantage Membership
HMO	2,644.8	51%	2,866.5	51%
PPO/PFFS	2,584.5	49%	2,751.1	49%
Total Individual Medicare Advantage	5,229.3	100%	5,617.6	100%
Individual Medicare Advantage Membership
Shared Risk (C)	1,947.4	37%	2,085.6	37%
Path to Risk (D)	1,594.9	31%	1,837.6	33%
Total Value-based	3,542.3	68%	3,923.2	70%
Other	1,687.0	32%	1,694.4	30%
Total Individual Medicare Advantage	5,229.3	100%	5,617.6	100%
*Individual Medicare Advantage membership includes 786,000 Dual Eligible Special Need Plans (D-SNP) members as of June 30, 2025, a net decrease of 166,800, or 18 percent, from 952,800 as of June 30, 2024, and down 151,100, or 16 percent, from 937,100 as of December 31, 2024.

Humana Inc.
Premiums and Services Revenue Detail (Unaudited)
Dollars in millions, except per member per month; includes intersegment revenues

	For the three months ended June 30,		For the six months ended June 30,		Per Member per Month (I) For the three months ended June 30,		Per Member per Month (I) For the six months ended June 30,

	2025	2024	2025	2024	2025	2024	2025	2024

Insurance
Individual Medicare Advantage	$22,764	$22,215	$45,445	$44,663	$1,452	$1,323	$1,449	$1,337
Group Medicare Advantage	2,260	1,938	4,582	3,927	1,320	1,180	1,334	1,191
Medicare stand-alone PDP	1,721	867	3,169	1,688	236	123	218	119
State-based contracts and other (E)	3,460	2,524	7,028	4,835	688	573	698	574
Commercial fully-insured (F)	—	152	—	408	N/A	540	N/A	555
Specialty benefits (G)	246	240	490	479	19	18	19	18
Medicare Supplement	265	206	516	403	203	206	202	206
Military and other (H)	207	207	460	459
Commercial ASO	—	8	—	32
Total	30,923	28,357	61,690	56,894

CenterWell
Pharmacy solutions	3,135	2,874	5,979	5,702
Primary care	1,479	1,239	2,898	2,409
Home solutions	923	834	1,755	1,654
Total	5,537	4,947	10,632	9,765

Humana Inc.
CenterWell Segment - Pharmacy Solutions (Unaudited)

	For the three months ended June 30, 2025	For the three months ended June 30, 2024	For the three months ended March 31, 2025

Generic Dispense Rate
Total Medicare	90.7%	90.9%	91.0%

Mail-Order Penetration
Total Medicare	26.0%	28.4%	26.0%

	For the six months ended June 30, 2025	For the six months ended June 30, 2024

Generic Dispense Rate
Total Medicare	90.8%	91.0%

Mail-Order Penetration
Total Medicare	26.0%	28.6%

Humana Inc.
CenterWell Segment - Primary Care (J) (Unaudited)

	As of June 30, 2025			As of June 30, 2024			Year-over-Year Growth
		Primary			Primary			Primary
	Center	Care	Patients	Center	Care	Patients	Center	Care	Patients
	Count	Providers	Served (K)	Count	Providers	Served (K)	Count	Providers	Served
De novo	141	375	99,500	116	267	58,400	21.6%	40.4%	70.4%
Wholly-owned	194	759	257,800	183	627	209,300	6.0%	21.1%	23.2%
Independent Physician Associations			73,000			64,200			13.7%
Total	335	1,134	430,300	299	894	331,900	12.0%	26.8%	29.6%

	As of December 31, 2024			YTD Growth
		Primary			Primary
	Center	Care	Patients	Center	Care	Patients
	Count	Providers	Served (K)	Count	Providers	Served
De novo	133	327	79,400	6.0%	14.7%	25.3%
Wholly-owned	211	675	246,500	(8.1)%	12.4%	4.6%
Independent Physician Associations			64,600			13.0%
Total	344	1,002	390,500	(2.6)%	13.2%	10.2%

Humana Inc.
CenterWell Segment - Home Solutions (Unaudited)

	For the three months ended June 30, 2025	For the three months ended June 30, 2024	Year-over-Year Growth

Episodic Admissions (L)	78,760	81,024	(2.8)%
Total Admissions - Same Store (M)	105,666	104,963	0.7%

	For the six months ended June 30, 2025	For the six months ended June 30, 2024	Year-over-Year Growth

Episodic Admissions (L)	160,906	165,284	(2.6)%
Total Admissions - Same Store (M)	214,381	212,790	0.7%

Humana Inc.
Footnotes to Statistical Schedules and Supplementary Information
2Q25 Earnings Release

A.Net losses associated with the company's non-consolidated minority interest investments.
B.Fully-insured dental membership as reported does not include Humana members that have a Medicare Advantage plan that includes an embedded dental benefit.
C.In certain circumstances, the company contracts with providers to accept financial risk for a defined set of Medicare Advantage membership. For these Downside Risk arrangements, the provider is measured against a medical expense ratio target and the company may share savings from reduction to the total cost of care of the defined membership. The result is a high level of engagement on the part of the provider. Under these arrangements, the company may contract with providers to accept partial, full, or global financial risk. In certain instances (capitated shared risk) of these arrangements, the company may choose to prepay these providers a monthly fixed-fee per member to coordinate substantially all of the medical care for their Medicare Advantage members assigned or attributed to their provider panel, including some health benefit administrative functions and claims processing.
D.A Path to Risk provider is one who has a high level of engagement and has contracted with the company to participate in an Upside Only/Shared Savings total cost of care arrangement and/or in one of Humana’s Quality Bonus programs (Model Practice), through which the company rewards the provider for achieving quality and utilization targets. Providers who are contracted in an Upside Only/Shared Savings arrangement may receive a portion of achieved surpluses when the actual cost of the medical services provided to patients assigned or attributed to their panel is less than the agreed upon medical expense targets. These contracts may also include a Downside Risk trigger (future date or membership threshold) which has not yet been met.
E.Per Member per Month (PMPM) shown reflects only Medicaid premiums and average Medicaid membership for the period; includes impact of dual eligible demonstration members.
F.Fully-insured commercial medical premiums also include stop-loss premiums associated with the commercial ASO product; for purposes of the PMPM metric, the commercial ASO stop-loss premiums have been excluded.
G.Specialty per member per month is computed based on reported specialty premiums and average fully-insured specialty membership for the period.
H.The amounts primarily reflect services revenues under the TRICARE East Region contract that generally are contracted on a per-member basis.
I.Computed based on average membership for the period (i.e. monthly ending membership during the period divided by the number of months in the period).
J.De novo refers to all new centers opened or acquired since 2020 under a Welsh, Carson, Anderson & Stowe (WCAS) joint venture. Wholly-owned refers to all centers outside a WCAS joint venture.
K.Represents Medicare Advantage (MA) risk, MA path to risk, MA value-based, Direct Contracting Entity, and Accountable Care Organization patients.
L.Reflects patient admissions under the Patient Driven Groupings Model (PDGM) payment model.
M.Reflects all patient admissions regardless of reimbursement model. Same store is defined as care centers that have been owned and operated at least the last twelve months and startups that are an expansion of a same store care center.